Exhibit 5.1
Opinion of A&L Goodbody
A&L Goodbody Solicitors International Financial Services Centre North Wall Quay Dublin 1
Tel: +353 1 649 2000 Fax: +353 1 649 2649 email: info@algoodbody.com website: www.algoodbody.com dx: 29 Dublin

Our ref	AFC/DEG 01405528	Your ref	Date	26 May 2016

Board of Directors
Prothena Corporation plc
Adelphi Plaza
Upper George's Street
Dún Laoghaire
Co. Dublin
A96 T927
Ireland

Re: Prothena Corporation plc (“Prothena”)

Dear Sirs,

We are acting as Irish counsel for Prothena, a public limited company incorporated under the laws of Ireland, in connection with the proposed registration by Prothena of 1,850,000 ordinary shares, par value $0.01 per share (the “Ordinary Shares”), issuable under the Prothena Corporation plc Amended and Restated 2012 Long-Term Incentive Plan (the “Amended and Restated Plan”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Prothena under the Securities Act of 1933, as amended. Two prior registration statements on Form S-8s were filed with the United States Securities and Exchange Commission (the "SEC") on 4 April 2013 and 6 June 2014 relating to the registration by Prothena of 5,550,000 ordinary shares, par value $0.01 per share, issuable under the Prothena Corporation plc 2012 Long-Term Incentive Plan then in force. This Opinion is solely related to the Registration Statement.

In connection with this Opinion, we have reviewed copies of such corporate records of Prothena as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of Prothena and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed that none of the resolutions and authorities of the shareholders and Directors of Prothena upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Ordinary Shares will be issued in accordance with such resolutions and authorities.

We further assume that Prothena will comply with all covenants given and representations and warranties made in connection with the Amended and Restated Plan, including, without limitation, any covenant to maintain sufficient authorised share capital in respect of the Ordinary Shares issuable upon the exercise of any rights under the Amended and Restated Plan.

Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within additional qualifications and assumptions, we are of the opinion that:

1.	Prothena has been duly incorporated and is an existing public limited company under the laws of Ireland; and

Dublin    Belfast    London    New York    San Francisco    Palo Alto
P.M. Law    L.A. Kennedy    M.P. McKenna    C. Rogers    C. Christle    M.F. Barr    J. Cahir    M. Rasdale    K. Killalea    C. Clarkin    S.E. Carson
C.E. Gill    S.M. Doggett    K.A. Feeney    G. O’Toole    S. O’Croinin    A.M. Curran    M. Traynor    D. Inverarity    L. Mulleady    R. Grey    P. Diggin
E.M. FitzGerald    B. McDermott    M. Sherlock    J.N. Kelly    J.W. Yarr    A. Roberts    P.M. Murray    M. Coghlan    K. Ryan    R. Lyons    J. Williams
J. G. Grennan    C. Duffy    E.P. Conlon    N. O’Sullivan    D.R. Baxter    M. Dale    N. Ryan    D.R. Francis    E. Hurley    J. Sheehy    A. O'Beirne
J. Coman    E.M. Brady    E. MacNeill    M.J. Ward    A. McCarthy    C. McCourt    P. Walker    A. Casey    G. Stanley    C. Morrissey
P.D. White    P.V. Maher    K.P. Allen    A.C. Burke    J.F. Whelan    R.M. Moore    K. Furlong    B. Hosty    D. Dagostino    C. McLoughlin
V.J. Power    S. O’Riordan    E.A. Roberts    D. Widger    J.B. Somerville    D. Main    P.T. Fahy    M. O’Brien    E. Keane    C. Carroll
Consultants:     J.R. Osborne S.W. Haughey Professor J.C.W. Wylie A.F. Browne M.A. Greene A.V. Fanagan J.A. O’Farrell I.B. Moore

2.
the Ordinary Shares have been duly authorised and when issued in accordance with the Amended and Restated Plan and the options or other equity awards granted or to be granted thereunder, will be validly issued, fully paid and not subject to calls for any additional payments (“nonassessable”).

In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement.

This Opinion is being delivered to you and may not be relied upon or distributed to any other person without our prior written consent.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully,

A&L Goodbody

Dublin    Belfast    London    New York    San Francisco    Palo Alto
P.M. Law    L.A. Kennedy    M.P. McKenna    C. Rogers    C. Christle    M.F. Barr    J. Cahir    M. Rasdale    K. Killalea    C. Clarkin    S.E. Carson
C.E. Gill    S.M. Doggett    K.A. Feeney    G. O’Toole    S. O’Croinin    A.M. Curran    M. Traynor    D. Inverarity    L. Mulleady    R. Grey    P. Diggin
E.M. FitzGerald    B. McDermott    M. Sherlock    J.N. Kelly    J.W. Yarr    A. Roberts    P.M. Murray    M. Coghlan    K. Ryan    R. Lyons    J. Williams
J. G. Grennan    C. Duffy    E.P. Conlon    N. O’Sullivan    D.R. Baxter    M. Dale    N. Ryan    D.R. Francis    E. Hurley    J. Sheehy    A. O'Beirne
J. Coman    E.M. Brady    E. MacNeill    M.J. Ward    A. McCarthy    C. McCourt    P. Walker    A. Casey    G. Stanley    C. Morrissey
P.D. White    P.V. Maher    K.P. Allen    A.C. Burke    J.F. Whelan    R.M. Moore    K. Furlong    B. Hosty    D. Dagostino    C. McLoughlin
V.J. Power    S. O’Riordan    E.A. Roberts    D. Widger    J.B. Somerville    D. Main    P.T. Fahy    M. O’Brien    E. Keane    C. Carroll
Consultants:     J.R. Osborne S.W. Haughey Professor J.C.W. Wylie A.F. Browne M.A. Greene A.V. Fanagan J.A. O’Farrell I.B. Moore
2